Exhibit 1.4


                                             AMBAC Indemnity Corporation
AMBAC                                        c/o CT Corporation Systems
Municipal Bond Investment                    44 East Mifflin Street
Trust Insurance Policy                       Madison, Wisconsin 53703
                                             Administrative Office:
                                             One State Street Plaza
                                             New York, New York 10004

AMBAC Indemnity Corporation (AMBAC) A Wisconsin Stock Insurance Company

Agrees to Guarantee

  Insured Municipals Income Trust, 209th Insured Multi-Series
  (Tennessee Insured Municipals Income Trust, Series 38)


to Van Kampen American
Capital Distributors, Inc.

("Investment Trust") the insured, the payment of that portion of the principal of and interest on each of the Bonds which shall be due during the Policy Period but is unpaid by reason of Nonpayment by the Issuer, in consideration of the insurance premium paid and subject to the terms and conditions contained herein or added hereto.

Policy No.  FE014400                      Policy Date: November 15, 1996

Trustee:  The Bank of New York
          101 Barclay Street, 17flW
          New York, New York  10286

     In Witness Whereof, the Insurer has caused this Policy to be affixed with a facsimile of its corporate seal and to be signed by its duly authorized officers in facsimile to become effective as its original seal and signatures and binding upon the Insurer by virtue of the countersignature of its duly authorized representative.





P. Lassiter
President AMBAC Indemnity Corporation


Stephen D. Cooke
Secretary

/w/Nancy Davila
Authorized Representative




1.   Definitions

    (a) "Policy" is this policy of insurance and all applications and schedules for Municipal Bond Investment Trust Insurance relating hereto, all of which are hereby incorporated by reference herein.

    (b) "Bonds" are the specific securities covered by this Policy and are identified and described in the Schedule attached hereto and hereby made a part hereof.

    (c) "Issuer" is each respective issuer, identified in the Schedule, of the Bonds.

    (d) "Investment Trust" is the entity represented to have an insurable interest in the Bonds insured under this Policy, identified on the face of this Policy.

    (e) "Trustee" is the Trustee of the Investment Trust, or any successor Trustee thereto or Co-Trustee therewith.

    (f) "Sponsor" is the firm or entity responsible for creating the Investment Trust and thereafter performing the services to it required of its sponsor, or any successor Sponsor thereof or Co-Sponsor therewith.

    (g) "Insured Instrument" is any instrument evidencing all or any part of the principal or of interest on a Bond which is Due for Payment.

    (h) "Policy Period" is the period during which this Policy of insurance is effective. The Policy Period commences at 12:01 A.M.

     (i) "Premium Installment Period" is the period for which installments of the annual insurance premium are payable monthly, quarterly or semiannually, as determined initially for the Investment Trust.

    (j) "Nonpayment" is the failure of an Issuer to provide sufficient funds to the payment agent for payment in full of all principal and interest on a Bond which is Due for Payment.

    (k) "Due for Payment," when referring to principal of a Bond (or Insured Instrument evidencing such principal), is when the stated maturity date has been reached, and does not refer to any earlier date on which payment is due by reason of call for redemption, acceleration or other advancement of maturity; and when referring to interest on a Bond (or Insured Instrument evidencing such interest), is when the stated date for payment has been reached.

    (l) "Bond Proceedings" are the legal proceedings by which each of the Bonds has been authorized, issued or secured, including the governing statutes, the pertinent resolutions and ordinances of the Issuer, and any trust indenture, mortgage, lease agreement or other contract relating to the Bond or its security.


2.   Noncancellability and Termination-Refunds of Premium

     This Policy cannot be cancelled by AMBAC. The insurance provided by this Policy shall remain in force throughout the Policy period. This Policy provides for payment to the Trustee as a result of Nonpayment of the Bonds. In the event the Trustee sells any of the Bonds, then this Policy shall be terminated as to any such Bond on the date of said sale, and AMBAC shall not have any liability under t his Policy on account of Nonpayment of any such Bond occurring thereafter. This Policy shall be terminated as to any Bond which AMBAC has been notified by the Sponsor or by the Trustee has been redeemed from or sold by the Investment Trust, or was not deposited by the Sponsor, or the contract to purchase which has failed, on the date such notice is received by AMBAC, and AMBAC shall not have any liability under this Policy on account of Nonpayment of any such Bond occurring thereafter. When AMBAC is notified by the Trustee or the Sponsor that any of the Bonds have been redeemed or sold from the Investment Trust, or were not deposited into it, or a contract to purchase any such Bonds has failed, a refund of any prepaid premium thereof shall be made to the Investment Trust or the Sponsor, as the case may be. Such notification to AMBAC must specify the amount of Bonds affected, identify each by its Item Number in an Application identified by its date and designate the date of such disposal or failure.


3.   Payment by Insurer-Amount, When and How Payable

    (a) Amount-Payment by AMBAC of the aggregate of the face amount of all Insured Instruments of the Investment Trust as to which there has been a Nonpayment, reduced by the aggregate of: (i) the amount which the Issuer shall have provided for payment of Insured Instruments by the time of Nonpayment; and (ii) the amount which has been received from any other source to pay Insured Instruments; such payment shall fully discharge AMBAC from any further liability on account of the Nonpayment.

    (b) When Payable-The payment due the Investment Trust shall be made not later than thirty days after notice from the Trustee is received by AMBAC that Nonpayment has occurred, but not earlier than the date on which the Insured Instruments are Due for Payment.

    (c) How Payable-The payment due the Investment Trust shall be paid by AMBAC in exchange for delivery of Insured Instruments, not less in face amount than the amount of the payment, in bearer form, free and clear of all liens and encumbrances and uncancelled. In cases where an Insured Instrument is issuable only in a form whereby principal is payable to registered holders or their assigns, AMBAC shall pay principal only upon presentation and surrender of the unpaid Insured Instrument, uncancelled and free of any adverse claim, together with an instrument of assignment, in satisfactory form, so as to permit ownership of such Insured Instrument to be registered in the name of AMBAC or its nominee. In cases where an Insured Instrument is issuable only in a form whereby interest is payable to registered holders or their assigns, AMBAC shall pay interest only upon presentation of proof that the claimant is the person entitled to the pa shall pay interest only upon presentation of proof that the claimant is the person entitled to the payment of interest on the Insured Instrument and delivery of an instrument of assignment, in satisfactory form, transferring to AMBAC all rights under such Insured Instrument to receive the interest in respect of which the insurance payment was made.


4.   Rights of AMBAC

    (a) Subrogation-When AMBAC has made payment with respect to an Insured Instrument, it shall be subrogated to all of the rights to payment of the Investment Trust thereon or in relation thereto to the extent of such payment.

    (b) Vesting of Rights and Powers-When AMBAC has made the payment due to the Investment Trust as described in Condition 3, and until the full amount of such payment has been recovered, AMBAC shall be vested with all of the Investment Trust's options, votes, rights, powers and the like under the Bond Proceedings. AMBAC shall not be liable to the Investment Trust for any loss or damage resulting from the exercise of or failure to exercise any of such options, votes, rights, powers and the like.

    (c) Exercise of Rights and Powers-AMBAC may, in its absolute discretion, exercise or fail to exercise any option, vote, right, power or the like it may have as holder or registered owner of an Insured Instrument with respect to which it has made payment. AMBAC shall not be liable to the Investment Trust for any loss or damage resulting therefrom

    (d) Securing of Rights-The Trustee shall execute and deliver instruments and do whatever else is necessary to secure the foregoing rights for AMBAC, and will do nothing to prejudice them.


5.   Payment of Insurance Premium Installments

     The Trustee shall pay, when due, successively, the full amount of each installment of the insurance premium. Each installment of the insurance premium is due on or before the last day of the expiring Premium Installment Period.

     If AMBAC has not received such payment on or before such last day, it shall give notice to the Sponsor to that effect. Such installment shall be deemed to have been paid when due if AMBAC receives such payment within ten days after it has given such notice.

     The Trustee shall, with each payment, notify AMBAC of all Bonds which, during the expiring Premium Installment period, were redeemed from or sold by the Investment Trust, or the contract to purchase which
failed,  or  which have not been deposited by the Sponsor.   Such
notification to AMBAC must specify the amounts of Bonds affected and identify each by its Item Number in an Application identified by date.
No such notice need be given as to Bonds with respect to which AMBAC has previously been notified to the same effect.


6.   Where Notice is Given

     All submissions, designations, payments, notices, reports and other data or documents required to be submitted shall be mailed to AMBAC at its administrative office, or to the Investment Trust at its address shown on the face of this Policy or such other address as it shall designate.


7.   Waiver of Conditions

     No permission affecting this insurance shall exist, or waiver of any condition be valid, unless expressed in writing added hereto. Each of the conditions of this Policy is hereby made severable, and waiver of one condition is not a waiver of any other condition.


8.   Suit

     No suit or action on this Policy for the recovery of any amount shall be sustained in any court of law or equity unless all of the conditions of this Policy shall have been complied with (unless specifically waived by AMBAC in writing) and unless commended within two years after a Nonpayment.


9.   Conflict of Laws

     Any provision of this Policy which is on conflict with the laws of the jurisdiction in which it is effective is hereby amended to conform with the minimum requirements of such laws.






                                                                                AMBAC Indemnity Corporation
AMBAC                                                                           c/o CT Corporation Systems
Schedule of Bonds (a part of the Application and Policy)                        44 East Mifflin Street
                                                                                Madison, Wisconsin 53703
                                                                                Administrative Office:
                                                                                One State Street Plaza
                                                                                New York, New York 10004

Insured Municipals Income Trust, 209th Insured Multi-Series
(Tennessee Insured Municipals Income Trust, Series 38)               Policy Date:  November 15, 1996

 Item     Par     Full Name            Purpose of           Interest Date      Maturity Annual     Initial
 No.     Value    of Issuer               Bonds                       of                Premium    Annual
                                                             Rate   Bonds       Date     Rate      Premium

  1.     $125M  Shelby        Public Improvement Bonds      5.750% 09/01/96  11/01/21   .1000%     $125.00
                County,       Series B (SMIP Option
                Tennessee     Premium Rate: .60%)

  2.     $50M   Shelby        Capital Appreciation General  0.000% 11/14/96  12/01/14   .1000%     $50.00
                County,       Obligation Bonds, Series B
                Tennessee     (SMIP Option Premium Rate:
                              .60%)
  3.     $100M  Knox County,  Industrial Development        5.850% 12/01/95  03/01/15   .1100%     $110.00
                Tennessee     Board, Multi-Family Revenue
                              Refunding Mortgage Bonds
                              (FHA Insured) Waterford
                              Apartments, Series A (SMIP
                              Option Premium Rate:  .60%)

* Premium attributable to the original insured amount of each Item of Bonds.